                                                                     EXHIBIT 4.1

                              ATL PRODUCTS, INC.
                           1996 STOCK INCENTIVE PLAN
                           -------------------------



                                  ARTICLE ONE

                              GENERAL PROVISIONS
                              ------------------


I.     PURPOSE OF THE PLAN


       This 1996 Stock Incentive Plan is intended to promote the interests of ATL Products, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

       Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.


II.    STRUCTURE OF THE PLAN


       A.  The Plan shall be divided into three separate equity programs:


           (i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Class B Common Stock,


           (ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Class B Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

           (iii) the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at periodic intervals to purchase shares of Class B Common Stock.


       B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.   ADMINISTRATION OF THE PLAN


       A. Prior to the Section 12 Registration Date, the Discretionary Option Grant and Stock Issuance Programs shall be administered by the Board. Effective with the Section 12 Registration Date, the Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

       Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons.


       B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

       C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

       D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

       E. Administration of the Automatic Option Grant shall be self-executing in accordance with the terms of those programs, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under those programs.


IV.    ELIGIBILITY

       A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

           (i)    Employees,


           (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and


           (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).


       B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid for such shares.

       C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

       D. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals who first become non-employee Board members after the Plan Effective Date, whether through appointment by the Board or election by the Corporation's stockholders, and (ii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholders Meetings held after the Underwriting Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.


V.     STOCK SUBJECT TO THE PLAN


       A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Class B Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Class B Common Stock initially reserved for issuance over the term of the Plan shall not exceed two million (2,000,000) shares.


       B. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than two hundred fifty thousand (250,000) shares of Class B Common Stock in the aggregate per calendar year, beginning with the 1997 calendar year.

       C. Shares of Class B Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Class B Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Class B Common Stock or should shares of Class B Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Class B Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Class B Common Stock issued to the holder of such option or stock issuance.

       D. If any change is made to the Class B Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Class B Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under this Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                  ARTICLE TWO

                      DISCRETIONARY OPTION GRANT PROGRAM
                      ----------------------------------



I.     OPTION TERMS


       Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document
                                    --------
shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

       A.  EXERCISE PRICE.
           --------------

           1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Class B Common Stock on the option grant date. However, if the person to whom the option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date.

           2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified below:

               (i)   cash or check made payable to the Corporation, or



               (ii) shares of Common Stock or Class B Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date.

       Should the Class B Common Stock be registered under Section 12(g) of the 1934 Act at the time the option is exercised, then the exercise price for any vested shares purchased under the option may be paid through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares to such brokerage firm in order to complete the sale.


       Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

       B.  EXERCISE AND TERM OF OPTIONS.  Each option shall be exercisable at
           ----------------------------
such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

       C.  EFFECT OF TERMINATION OF SERVICE.
           --------------------------------

           1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

               (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

               (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

               (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

           2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

               (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

               (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

       D.  STOCKHOLDER RIGHTS.  The holder of an option shall have no
           ------------------
stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

       E.  UNVESTED SHARES.  The Plan Administrator shall have the discretion to
           ---------------
grant options which are exercisable for unvested shares of Class B Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, all or (at the discretion of the Corporation and with the consent of the Optionee) any of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. The Plan Administrator may not impose a vesting schedule upon any option grant or any shares of Class B Common Stock subject to the option which is more restrictive than twenty percent (20%) per year vesting, with the initial vesting to occur not later than one (1) year after the option grant date.

       F.  LIMITED TRANSFERABILITY OF OPTIONS.  During the lifetime of the
           ----------------------------------
Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death.

II.    INCENTIVE OPTIONS

       The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options designated as Non-Statutory Options when issued under the Plan shall not be
                                                                     ---
subject to the terms of this Section II.

       A.  ELIGIBILITY.  Incentive Options may be granted only to Employees.
           -----------

       B.  DOLLAR LIMITATION.  The aggregate Fair Market Value of the shares
           -----------------
of Class B Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

       C.  10% STOCKHOLDER.  If any Employee to whom an Incentive Option is
           ---------------
granted is a 10% Stockholder, then the option term shall not exceed five (5) years measured from the option grant date.

III.   CORPORATE TRANSACTION/CHANGE IN CONTROL

       A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Class B Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Class B Common Stock. Subject to Section III.E. of this Article Two, an unvested outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

       B. All outstanding repurchase rights shall also terminate automatically, and the Class B Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or
(ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

       C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

       D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain
--------
the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.

       E. Notwithstanding Section III.A. of this Article Two, the Plan Administrator shall have the discretionary authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed or replaced in the Corporate Transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights so that those rights shall not be assignable in connection with a Corporate Transaction and shall accordingly terminate upon the consummation of such Corporate Transaction, and the shares subject to those terminated repurchase rights shall immediately vest in full, whether or not the options under which those shares are purchasable are to be assumed by the successor corporation.

       F. The Plan Administrator shall have full power and authority exercisable, either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program in the event the Optionee's Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed or replaced and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier
                                                                       -------
of (i) the expiration of the option term or (ii) the expiration of the one (1)- year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights so that those repurchase rights shall immediately terminate with respect to any shares held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated rights shall accordingly vest in full.

       G. The Plan Administrator shall have full power and authority exercisable, either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one ore more outstanding options under the Discretionary Option Grant Program upon (i) a Change in Control or (ii) the subsequent termination of the Optionee's Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control. Each option so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the
                 -------
expiration of the one (1)-year period measured from the effective date of the Optionee's cessation of Service. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights so that those repurchase rights shall immediately terminate with respect to any shares held by the Optionee at the time of such Change in Control or Involuntary Termination, and the shares subject to those terminated rights shall accordingly vest in full.

       H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

       I. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.    CANCELLATION AND REGRANT OF OPTIONS

       The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program and to grant in substitution new options covering the same or different number of shares of Class B Common Stock but with an exercise price per share equal to the Fair Market Value per share of Class B Common Stock on the new grant date.

V.     STOCK APPRECIATION RIGHTS

       A. The Plan Administrator shall have the authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

       B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

           (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Class B Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

           (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Class B Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

           (iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection
       -----
       notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.


       C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

           (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

           (ii) Upon the occurrence of a Hostile Takeover, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Takeover) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Class B Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Takeover Price of the shares of Class B Common Stock which are at the time vested under each surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

           (iii) The Plan Administrator shall pre-approve, at the time the limited right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section
       V. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

           (iv) The balance of the option (if any) shall remain outstanding and exercisable in accordance with the documents evidencing such option.

                                 ARTICLE THREE

                            STOCK ISSUANCE PROGRAM
                            ----------------------

I.     STOCK ISSUANCE TERMS

       Shares of Class B Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

       A.  PURCHASE PRICE.
           --------------

           1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Class B Common Stock on the issuance date. However, the purchase price per share of Common Stock issued to a 10% Stockholder shall not be less than one hundred and ten percent (110%) of such Fair Market Value.

           2. Subject to the provisions of Section I of Article Five, shares of Class B Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

               (i)   cash or check made payable to the Corporation, or

               (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

       B.  VESTING PROVISIONS.
           ------------------

           1. Shares of Class B Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. However, the Plan Administrator may not impose a vesting schedule upon any stock issuance effected under the Stock Issuance Program which is more restrictive than twenty percent (20%) per year vesting, with initial vesting to occur not later than one (1) year after the issuance date.

           2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Class B Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Class B Common Stock as a class without the

Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Class B Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

           3. The Participant shall have full stockholder rights with respect to any shares of Class B Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

           4. Should the Participant cease to remain in Service while holding one or more unvested shares of Class B Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Class B Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. The Corporation shall repay to the Participant any cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

           5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Class B Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

II.    CORPORATE TRANSACTION/CHANGE IN CONTROL

       A. All of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Class B Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

       B. Notwithstanding Section II.A. of this Article Three, the Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase rights with respect to those shares remain outstanding under the Stock Issuance Program, to structure one or more of those repurchase rights so that such rights shall not be assignable in connection with a Corporate Transaction and shall accordingly terminate upon the consummation of such Corporate Transaction, and the shares subject to those terminated repurchase rights shall immediately vest in full, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any

Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

       C. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase rights with respect to those shares remain outstanding under the Stock Issuance Program, to structure one or more of those repurchase rights so that such rights shall automatically terminate in whole or in part, and the shares of Class B Common Stock subject to those terminated rights shall immediately vest, upon (i) a Change in Control or (ii) the subsequent termination of the Participant's Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control or Involuntary Termination.

III.   SHARE ESCROW/LEGENDS

       Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                 ARTICLE FOUR

                        AUTOMATIC OPTION GRANT PROGRAM
                        ------------------------------

I.     OPTION TERMS

       A.  GRANT DATES.  Option grants shall be made on the dates specified
           -----------
below:

           1. Each individual who is first elected or appointed as a non-employee Board member at any time after the Plan Effective Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase ten thousand (10,000) shares of Class B Common Stock, provided that individual is not then in the employ of the Corporation or any Parent or Subsidiary.

           2. On the date of each Annual Stockholders Meeting held after the Underwriting Date, each individual who is to continue to serve as a non-employee Board member, whether or not that individual is standing for re-election to the Board at that particular Annual Meeting, shall automatically be granted a Non-Statutory Option to purchase seven thousand (7,000) shares of Class B Common Stock. There shall be no limit on the number of such 7,000-share option grants any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) shall be eligible to receive one or more such annual option grants over their period of continued Board service.

       B.  EXERCISE PRICE.
           --------------

           1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Class B Common Stock on the option grant date.

           2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

       C.  OPTION TERM.  Each option shall have a term of ten (10) years
           -----------
measured from the option grant date.

       D.  EXERCISE AND VESTING OF OPTIONS.  Each initial 10,000-share option
           -------------------------------
grant shall be immediately exercisable for any or all of the option shares as fully-vested shares of Class B Common Stock and shall remain so exercisable until the expiration or sooner termination of the option term. Each annual 7,000-share option grant shall also be immediately exercisable for any or all of the option shares. However, the shares of Class B Common Stock purchased under each annual 7,000-share option grant shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares.

Each annual 7,000-share grant shall vest, and the Corporation's repurchase right shall lapse, in a series of four (4) successive equal annual installments upon the Optionee's completion of each year of Board service over the four (4)-year period measured from the option grant date.

       E.  TERMINATION OF BOARD SERVICE.  The following provisions shall govern
           ----------------------------
the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

           (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve
       (12)-month period following the date of such cessation of Board service in which to exercise each such option.

           (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Class B Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

           (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Class B Common Stock.

           (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)- month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

II.    CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKEOVER

       A. In the event of any Corporate Transaction, the shares of Class B Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Class B Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Class B Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

       B. In connection with any Change in Control, the shares of Class B Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Class B Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Class B Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Takeover.

       C. Upon the occurrence of a Hostile Takeover, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Takeover Price of the shares of Class B Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five
(5) days following the surrender of the option to the Corporation. Shareholder approval of the Plan shall constitute pre-approval of the grant of each such option surrender right under this Automatic Option Grant Program and the subsequent exercise of such right in accordance with the terms and provisions of this Section II.C. No additional approval of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

       D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price
                                     --------
payable for such securities shall remain the same.

       E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III.   REMAINING TERMS

       The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                 ARTICLE FIVE

                                 MISCELLANEOUS
                                 -------------

I.     FINANCING

       The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II.    TAX WITHHOLDING

       A. The Corporation's obligation to deliver shares of Class B Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

       B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Class B Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Class B Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

           Stock Withholding:  The election to have the Corporation withhold,
           -----------------
from the shares of Class B Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

           Stock Delivery:  The election to deliver to the Corporation, at the
           --------------
time the Non-Statutory Option is exercised or the shares vest, one or more shares of Class B Common Stock or Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

III.   EFFECTIVE DATE AND TERM OF THE PLAN

       A. The Plan shall become effective immediately upon the Plan Effective Date, and options may be granted under the Discretionary Option Grant and Automatic Option Grant Programs at any time on or after the Plan Effective Date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Stock Issuance Program, until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under the Discretionary Option Grant or Automatic Option Grant Program shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

       B.  The Plan shall terminate upon the earliest of (i) December 18,
                                             --------
2006, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such a clause (i) plan termination, any outstanding option grants and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

IV.    AMENDMENT OF THE PLAN

       A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

       B. Options to purchase shares of Class B Common Stock may be granted under the Discretionary Option Grant Program and shares of Class B Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Class B Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

V.     USE OF PROCEEDS

       Any cash proceeds received by the Corporation from the sale of shares of Class B Common Stock under the Plan shall be used for general corporate purposes.

VI.    REGULATORY APPROVALS

       A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Class B Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Class B Common Stock issued pursuant to it.

       B. No shares of Class B Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Class B Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Class B Common Stock is then listed for trading.

VII.   NO EMPLOYMENT/SERVICE RIGHTS

       Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                   APPENDIX
                                   --------

       The following definitions shall be in effect under the Plan:

       A.  AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option
           ------------------------------
grant program in effect under the Plan.

       B.  BOARD shall mean the Corporation's Board of Directors.
           -----

       C.  CHANGE IN CONTROL shall mean a change in ownership or control of the
           -----------------
Corporation effected through either of the following transactions:

           (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

           (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause
       (A) who were still in office at the time the Board approved such election or nomination.

       D.  CODE shall mean the Internal Revenue Code of 1986, as amended.
           ----

       E.  CLASS B COMMON STOCK shall mean the Corporation's Class B common
           --------------------
stock.

       F.  COMMON STOCK shall mean the Corporation's common stock.
           ------------

       G.  CORPORATE TRANSACTION shall mean either of the following
           ---------------------
stockholder-approved transactions to which the Corporation is a party:

           (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

           (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

       H.  CORPORATION shall mean ATL Products, Inc., a Delaware corporation,
           -----------
and any successor corporation which shall assume the Plan and the outstanding options and stock issuances under the Plan.

       I.  DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary
           ----------------------------------
option grant program in effect under the Plan.

       J.  ELIGIBLE DIRECTOR shall mean a non-employee Board member eligible to
           -----------------
participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

       K.  EMPLOYEE shall mean an individual who is in the employ of the
           --------
Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

       L.  EXERCISE DATE shall mean the date on which the Corporation shall have
           -------------
received written notice of the option exercise.

       M.  FAIR MARKET VALUE per share of Class B Common Stock or Common
           -----------------
Stock on any relevant date shall be determined in accordance with the following provisions:

           (i) If the Class B Common Stock or Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Class B Common Stock or Common Stock on the date in question, as such price is reported on the Nasdaq National Market or any successor system. If there is no closing selling price for the Class B Common Stock or Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

           (ii) If the Class B Common Stock or Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Class B Common Stock or Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Class B Common Stock or Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Class B Common Stock or Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

           (iii) If the Fair Market Value of Class B Common Stock or Common Stock is not determinable pursuant to subparagraph (i) or (ii) of this provision, then the Fair Market Value shall be determined by the Plan Administrator, after taking into account such factors as it shall deem appropriate.

       N.  HOSTILE TAKEOVER shall mean the acquisition, directly or indirectly,
           ----------------
by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

       O.  INCENTIVE OPTION shall mean an option which satisfies the
           ----------------
requirements of Code Section 422.

       P.  INVOLUNTARY TERMINATION shall mean the termination of the Service of
           -----------------------
any individual which occurs by reason of:

           (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

           (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

       Q.  MISCONDUCT shall mean the commission of any act of fraud,
           ----------
embezzlement or dishonesty by the Optionee or Participant or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner.

       R.  1934 ACT shall mean the Securities Exchange Act of 1934, as amended.
           --------

       S.  NON-STATUTORY OPTION shall mean an option not intended to satisfy the
           --------------------
requirements of Code Section 422.

       T.  OPTIONEE shall mean any person to whom an option is granted under the
           --------
Discretionary Option Grant, Automatic Option Grant or Director Fee Option Grant Program.

       U.  PARENT shall mean any corporation (other than the Corporation) in an
           ------
unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

       V.  PARTICIPANT shall mean any person who is issued shares of Class B
           -----------
Common Stock under the Stock Issuance Program.

       W.  PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the
           --------------------------------------------
inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

       X.  PLAN shall mean the Corporation's 1996 Stock Incentive Plan, as set
           ----
forth in this document.

       Y.  PLAN ADMINISTRATOR shall mean the particular entity, whether the
           ------------------
Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

       Z.  PLAN EFFECTIVE DATE shall mean December 19, 1996, the date on which
           -------------------
the Plan was adopted by the Board.

       AA. PRIMARY COMMITTEE shall mean the committee of two (2) or more non-
           -----------------
employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

       BB. SECONDARY COMMITTEE shall mean a committee of one (1) or more Board
           -------------------
members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

       CC. SECTION 12 REGISTRATION DATE shall mean the date on which the Class B
           ----------------------------
Common Stock is first registered under Section 12(g) of Section 16 of the 1934 Act.

       DD. SECTION 16 INSIDER shall mean an officer or director of the
           ------------------
Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

       EE.  SERVICE shall mean the performance of services for the Corporation
            -------
(or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

       FF.  STOCK EXCHANGE shall mean either the American Stock Exchange or
            --------------
the New York Stock Exchange.

       GG.  STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by
            ------------------------
the Corporation and the Participant at the time of issuance of shares of Class B Common Stock under the Stock Issuance Program.

       HH.  STOCK ISSUANCE PROGRAM shall mean the stock issuance program in
            ----------------------
effect under the Plan.

       II.  SUBSIDIARY shall mean any corporation (other than the Corporation)
            ----------
in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

       JJ.  TAKEOVER PRICE shall mean the greater of (i) the Fair Market Value
            --------------                -------
per share of Class B Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Takeover or (ii) the highest reported price per share of Class B Common Stock paid by the tender offeror in effecting such Hostile Takeover. However, if the surrendered option is an Incentive Option, the Takeover Price shall not exceed the clause (i) price per share.

       KK.  TAXES shall mean the Federal, state and local income and
            -----
employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Class B Common Stock in connection with the exercise of those options or the vesting of those shares.

       LL.  10% STOCKHOLDER shall mean the owner of stock (as determined under
            ---------------
Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

       MM.  UNDERWRITING AGREEMENT shall mean the agreement between the
            ----------------------
Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

       NN.  UNDERWRITING DATE shall mean the date on which the Underwriting
            -----------------
Agreement is executed and priced in connection with an initial public offering of the Common Stock.

                              ATL PRODUCTS, INC.
                           1996 STOCK INCENTIVE PLAN
                                PLAN AMENDMENT
                                --------------

      The 1996 Stock Incentive Plan of ATL Products, Inc. (the "Plan") is hereby amended, effective July 25, 1997 as follows:

      1. Article One, Section V.A. of the Plan is hereby amended to read as follows:

          V.   STOCK SUBJECT TO THE PLAN
               -------------------------

               A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Class B Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Class B Common Stock reserved for issuance over the term of the Plan shall not exceed Eight Hundred Seventy-Nine Thousand (879,000) shares.


       2. Article One, Section II.A.(iii) and Article Three of the Plan are hereby deleted in their entirety, and all references throughout the Plan to the Automatic Option Grant Program and the automatic option grants issuable thereunder are hereby deleted from the Plan.

       3. Except as modified by this Plan Amendment, all the terms and provisions of the Plan as in effect on the date hereof shall continue in full force and effect.

       IN WITNESS WHEREOF, ATL Products, Inc. has caused this Plan Amendment to be executed on its behalf by its duly authorized officer effective as of the date first written above.

                                    ATL PRODUCTS, INC.



                                    By: /s/ Kevin C. Daly
                                        ---------------------------------------
                                          Kevin C. Daly, Ph.D
                                          Chief Executive Officer and President